UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 26, 2006
                                                  ------------------------------

                           PARK HILL CAPITAL III CORP.
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             (Exact name of registrant as specified in its charter)


           Nevada                       000-30021                 84-1492104
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(State or other jurisdiction of     (Commission File         (I.R.S. Employer
        incorporation)                   Number)            Identification  No.)


                  PO Box 461029, Glendale, CO                          80246
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                      (Address of principal executive offices)        (Zip Code)

Registrant's telephone number: (303) 394-1187
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                                      n/a
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

     Effective January 26, 2006, Park Hill Capital III Corp. ("Park Hill"), Deborah A. Salerno, Frank L. Kramer, John P. O'Shea (the "Park Hill Controlling Shareholders"), Polara Global Limited, a British Virgin Islands international business company ("Polara"), each of the Polara Global Limited Shareholders, and WuJiang DeYi Fashions Clothes Company Limited, a People's Republic of China limited liability company ("DeYi") entered into a Share Exchange Agreement (the "Agreement") pursuant to which Park Hill will acquire from the Polara Global Limited Shareholders all 50,000 of the Polara Global Limited shares of $0.001 par value common stock ("Polara Common Stock") that are issued and outstanding in exchange (the "Share Exchange") for the issuance by Park Hill of 73,834,000 shares of Park Hill's $0.001 par value common stock (the "Park Hill Common Stock"). Pursuant to the Agreement, Park Hill shall issue to each of the Polara Global Limited Shareholders and/or their designees an aggregate of 73,834,000 newly issued shares of Park Hill Common Stock or 1476.68 shares of Park Hill Common Stock for each share of Polara Common Stock held by such Polara shareholder.

     If the Share Exchange is consummated, Polara will become a wholly-owned subsidiary of Park Hill. Polara owns 100% of the membership interests of DeYi. DeYi, organized in 2000, is a textile manufacturing company located in the People's Republic of China. DeYi manufactures a variety of products using polyester, cotton, nylon viscose, acetate, cupro and other materials.

     The Agreement shall terminate under its terms on April 15, 2006 if the closing has not occurred by that date. The consummation of the Share Exchange is subject to certain terms and conditions customary for transactions of this type. In addition, pursuant to the terms of the Share Exchange Agreement, each party has agreed to indemnify the other for an agreed upon period following the Closing for losses arising from, among other things, such party's breach of its representations, warranties or covenants under the Share Exchange Agreement and certain other matters, subject to limitation in accordance with an agreed upon deductible and cap on indemnifiable losses. Prior to the closing, the Agreement requires, among other things, that Park Hill change its name to China Textile Development, Inc. and effectuate an increase in the authorized number of shares of Park Hill Common Stock from 25,000,000 to 200,000,000.

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     On the closing of the Share Exchange, the current shareholders of Park
Hill holding 3,886,000 shares of Park Hill Common Stock will own 5.0% of Park Hill and the Polara Global Limited Shareholders holding 73,834,000 shares of Park Hill Common Stock will own 95% of Park Hill. At the Closing, the Park Hill Controlling Shareholders and/or other shareholders of Park Hill shall deposit an aggregate of 2,379,184 shares of Park Hill (the "Escrow Shares") in escrow with an escrow agent. If Park Hill consummates an offering of securities of Park Hill (post Share Exchange) in which Park Hill shall raise not less than $5,000,000 (the "Financing") within 120 days of the closing of the Share Exchange (subject to extension as provided in the Agreement)(the "Escrow Term"), the escrow agent, at the closing of the Financing, shall deliver the Escrow Shares to the shareholders of Park Hill who delivered the Escrow Shares to the escrow agent. In the event that the Financing is not consummated in the amount of not less than $5,000,000 during the Escrow Term, the escrow agent shall deliver the Escrow Shares to Park Hill and the Escrow Shares shall be cancelled on the stock transfer records of Park Hill. In the event that the Financing in an amount not less than $5,000,000 is not consummated during the Escrow Term, the current shareholders of Park Hill will own 1,506,816 shares of Park Hill Common Stock or 2% of the then issued and outstanding shares of Park Hill Common Stock.

     Under the terms of the Agreement, the current officers and directors of Park Hill shall resign on the closing date and be replaced by officers and directors to be named by Polara prior to the closing. The closing of this transaction is contingent upon the satisfaction of several other conditions in the Agreement and, therefore, Park Hill cannot predict with any certainty whether the transaction memorialized in the Agreement will close.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PARK HILL CAPITAL III CORP.
                                            ----------------------------
                                                   (Registrant)

Date February 1, 2006


                                            /s/ Deborah A. Salerno
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                                            President



                                            /s/ Frank L. Kramer
                                            ----------------------------
                                            Secretary/Treasurer